EXHIBIT 99.1

Intelligent Systems Announces Second Quarter 2011 Results

NORCROSS, Ga., Aug. 15, 2011 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE Amex:INS) (www.intelsys.com) announced today its financial results for the three and six month periods ended June 30, 2011.

For the three month period ended June 30, 2011, Intelligent Systems reported net income of $637,000 ($0.07 per basic and diluted share) compared to net income of $298,000 ($0.03 basic and diluted share) in the second quarter of 2010. The company's total revenue for the second quarter of 2011 was $4,157,000. While lower than total revenue recorded in the same period of 2010, the second quarter 2011 revenue was higher than the revenue reported in each of the immediate three prior quarters.

For the six month period ended June 30, 2011, total revenue was $7,701,000 compared to total revenue of $8,305,000 in the comparable period of 2010. Net income in the six months ended June 30, 2011 was $283,000 ($0.03 per basic and diluted share) compared to $383,000 ($0.04 basic and diluted share) in the comparable period in 2010.

Contributing to the current quarter and year-to-date results is non-recurring income of $450,000 related to settlement of a legal matter. As previously reported in the company's Form 10-Q for the quarter ended March 31, 2011, the company's ChemFree subsidiary entered into a settlement agreement in May 2011 related to previously imposed court sanctions against a third party and ChemFree's claim for reimbursement of related legal expenses. The matter was resolved by payment to ChemFree of $450,000. This amount is included as Other Income in the three and six month periods ended June 30, 2011.

J. Leland Strange, President and Chief Executive Officer, stated, "Our ChemFree subsidiary had another profitable quarter and year-to-date period, with continued growth in sales of its SmartWasher® bio-remediating parts washers in international markets as well as worldwide consumable supplies, offset by a decline in machines sales in the domestic market."

"Our CoreCard subsidiary added to its installed base of licensed software customers, although total new contract value for licenses and professional services was lower than in the comparable periods in 2010. Contract value for licensed products and professional services can vary significantly based on the products licensed and the amount of customization requested. Service revenue from maintenance services was higher in the second quarter and year-to-date periods in 2011 compared to the prior year, reflecting a growing base of customers."

As we have frequently cautioned, results may vary from quarter-to-quarter due in part to the timing of CoreCard contract revenue recognition. Generally, we defer all revenue associated with contract milestone payments on new CoreCard customer implementations until the contract is completed, which may frequently be affected by factors outside of our control.

The period-to-period increase in total expenses reflects in part an increase in the number of employees and their related costs at our software development and test subsidiary in India. We continue to invest in CoreCard's software development activities to provide financial transaction processing solutions for markets such as prepaid, fleet and private label cards, while also putting in place the infrastructure to support a new card processing initiative.

Conference Call - Intelligent Systems will hold an investor conference call on August 16, 2011 at 11 AM Eastern Daylight Time. Interested investors are invited to attend the conference call by dialing (877) 253-0369 and entering conference ID code 90957817. A transcript of the call will be posted on the Company's website at www.intelsys.com as soon as available after the call.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation has identified, created, operated and grown early stage technology companies.  The Company has operations and investments in the information technology and industrial products industries.  The Company's principal majority-owned subsidiaries are CoreCard Software, Inc. (www.corecard.com), a provider of licensed software for managing accounts receivables, prepaid cards, private label revolving credit, debit and credit cards, fleet cards, consumer loans as well as processing services and ChemFree Corporation (www.chemfree.com), a leader in bioremediating parts washer equipment and supplies.  Further information is available on our website at www.intelsys.com or by calling us at 770-381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

Intelligent Systems Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue
Products	$3,645	$3,764	$6,677	$7,111
Services	512	844	1,024	1,194
Total net revenue	4,157	4,608	7,701	8,305
Cost of revenue
Products	1,737	2,159	3,285	3,868
Services	341	387	620	560
Total cost of revenue	2,078	2,546	3,905	4,428
Expenses
Marketing	565	553	1,085	1,119
General and administrative	595	672	1,513	1,397
Research and development	730	492	1,368	929
Income (loss) from operations	189	345	(170)	432
Other income (expense)
Interest income, net	6	17	17	44
Equity in income (loss) of affiliate company	11	(10)	20	(22)
Other income, net	458[a]	7	464[a]	13
Income before income taxes	664	359	331	467
Income taxes	27	61	48	84
Net income	$637	$298	$283	$383
Income per share, basic and diluted	$0.07	$0.03	$0.03	$0.04
Basic weighted average shares outstanding	8,958,028	8,958,028	8,958,028	8,958,028
Diluted weighted average shares outstanding	8,968,253	8,962,735	8,958,069	8,962,493

a. Includes $450,000 related to settlement of a legal matter in the company's favor.
Intelligent Systems Corporation
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2011	December 31, 2010
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$3,190	$2,942
Accounts receivable, net	2,941	2,227
Note and interest receivable, current portion	245	600
Inventories, net	928	833
Other current assets	517	404
Total current assets	7,821	7,006
Investments	1,306	1,286
Note and interest receivable, net of current portion	236	473
Property and equipment, at cost less accumulated depreciation	1,353	1,149
Patents, net	155	177
Total assets	$10,871	$10,091

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$490	$322
Deferred revenue, current portion	1,901	1,604
Accrued payroll	460	550
Accrued expenses	782	640
Other current liabilities	277	307
Total current liabilities	3,910	3,423
Deferred revenue, net of current portion	60	70
Other long-term liabilities	146	137
Total Intelligent Systems Corporation stockholders' equity	5,239	4,945
Non-controlling interest	1,516	1,516
Total stockholders' equity	6,755	6,461
Total liabilities and stockholders' equity	$10,871	$10,091
CONTACT:  Bonnie Herron
          770-564-5504
          bherron@intelsys.com